EXHIBIT 99.1

News Release

Contacts:

MEDIA:	INVESTORS/ANALYSTS:

Greg Gable	Rich Fowler
Charles Schwab	Charles Schwab
Phone: 415-667-0473	Phone: 415-667-1841

SCHWAB REPORTS THIRD QUARTER REVENUES UP 5% YEAR-OVER-YEAR

Profits rise 9% prior to previously announced charges

SAN FRANCISCO, October 15, 2010 – The Charles Schwab Corporation announced today that its net income was $124 million for the third quarter of 2010, down 38% from $200 million for the third quarter of 2009. Schwab’s third quarter net income was $218 million prior to the inclusion of previously announced charges totaling $94 million after-tax. Those charges relate to the company’s decisions to cover the net remaining losses recognized by its money market mutual funds as a result of their investments in a single structured investment vehicle that defaulted in 2008, and to end the sponsorship of its affinity credit card program. For the nine months ended September 30, 2010, the company’s net income was $335 million, down 46% from the year-earlier period. The company’s year-to-date results also include charges totaling $120 million after-tax relating to the settlement of a civil class action lawsuit involving the Schwab YieldPlus Fund®, an ultra-short bond fund. The company’s year-to-date net income prior to the inclusion of charges totaled $555 million after-tax.

Chairman Charles Schwab commented, “During the third quarter, we demonstrated the operating leverage in our diversified business model as we grew revenue 5% from the year-ago quarter while expanding profits 9% after adjusting for charges. At a time when investors need help more than ever, we believe our model is the best for assisting clients in finding the right path forward, whether they’re utilizing our unique combination of investment principles, market and economic perspectives, personalized guidance and investment products, or working with an independent investment advisor. Over $670 billion of the client assets currently at Schwab are either enrolled in one of our advisory offerings or under the guidance of an independent advisor, which represents a compound annual growth rate of 7% over the past 24 months.”

Financial Highlights	Three Months Ended —September 30,—		% Change	Nine Months Ended —September 30,—		% Change
	2010	2009		2010	2009
Net revenues (in millions)	$1,063	$1,011	5%	$3,121	$3,207	(3%)
Net income (in millions)	$124	$200	(38%)	$335	$623	(46%)
Diluted earnings per share	$.10	$.17	(41%)	$.28	$.54	(48%)
Pre-tax profit margin	18.7%	31.7%		17.6%	31.5%
Return on stockholders’ equity (annualized)	8%	17%		8%	19%

CEO Walt Bettinger said, “During the third quarter we continued to invest in long-term growth strategies that are driving change in our industry by looking at investor needs from their perspective. We recently announced the pending acquisition of Windward Investment Management, Inc., a money manager with a long-term track record of managing broadly diversified, ETF-based investment portfolios with an emphasis on downside risk management. And we are continuing to invest in other growth related product and service capabilities, including a ground-breaking platform for actively trading investors, significantly expanded fixed income capabilities and new issue access, new integrated mobile applications for banking and brokerage, a major rebuild of our investment advisor service and custodial platform, and expanded global research and equity trading capabilities.”

Mr. Bettinger continued, “We believe that no firm meets the needs of a diverse population of investors better than Schwab, as demonstrated by the nearly $400 billion in net new assets brought to the company by clients since the beginning of 2007, excluding significant one-time flows. Net new assets totaled approximately $15 billion in the third quarter alone, despite ultra-low interest rates and a choppy equity market. Total client assets equaled $1.47 trillion at month-end September, up 8% from last year. We ended September serving 7.9 million active brokerage accounts, 665,000 bank accounts, and 1.5 million retirement plan participants.”

CFO Joe Martinetto noted, “Our diversified business model enabled us to grow revenues during the third quarter even as interest rates declined somewhat during the period. Although our trading revenue declined by 24% from year-earlier levels as a result of our improved pricing and the environment’s effect on client activity, our net interest revenue rose by 31% over the year-earlier total while our net interest margin remained relatively flat. Our asset management and administration fees also showed year-over-year improvement in the third quarter – for the first time in two years – through higher client balances in Mutual Fund OneSource® and advisory programs such as Schwab Managed Portfolios™, as well as further easing in money market fund fee waivers. Overall, our third quarter revenue growth represents the first year-over-year increase since the second quarter of 2008.”

“Our business model also enables us to grow earnings power and further solidify our balance sheet without a rising interest rate environment”, Mr. Martinetto added. “With ongoing expense discipline helping to ensure that our spending remains in line with planned levels, our third quarter net income reached $218 million, prior to the inclusion of the two charges we announced previously. This improved operating performance helps support a growing capital position that in turn enables the company to keep pace with the needs of our growing client base. Stockholders’ equity totaled $6.0 billion as of month-end September 2010, up 22% from $4.9 billion a year ago.”

Business highlights for the third quarter (data as of quarter-end unless otherwise noted):

Investor Services

•	Net new accounts for the quarter totaled approximately 11,000, excluding internal transfers. Total accounts reached 5.6 million as of September 30, 2010 up 4% year-over-year.

Institutional Services

Advisor Services

•

Administrative Trustee Services surpassed $1 billion in client assets. This service allows Advisors to retain investment management responsibilities while working with Schwab as a corporate or directed trustee. Additionally, client assets reached $1.7 billion in Personal Trust Reporting Services, which assists advisors in managing assets when an individual is serving as trustee on an irrevocable trust.

Other Institutional Services

•

Released findings of a research study, “The New Rules of Engagement for 401(k) Success,” which documents that professional advice has a direct and positive impact on the behavior of 401(k) plan participants.

Products and Infrastructure

•	For Charles Schwab Bank:

•	Balance sheet assets = $53.0 billion, up 39% year-over-year.

•	Outstanding mortgage and home equity loans = $7.7 billion, up 15% year-over-year.

•	First mortgage originations during the quarter = $1.1 billion.

•	Delinquency, nonaccrual, and loss reserve ratios for Schwab Bank’s loan portfolio = 0.96%, 0.58% and 0.61%, respectively, at month-end September.

•	Schwab Bank High Yield Investor Checking® accounts = 495,000, with $9.6 billion in balances.

•	Introduced three proprietary bond ETFs, providing single-investment exposure to three types of U.S. Treasuries – short-term, intermediate-term and inflation-protected securities.

•	Month-end September total assets under management in Schwab ETFs™ = $1.7 billion. Total assets in Schwab Managed Portfolios-ETFs = $1.5 billion.

•	Client assets enrolled in the four PIMCO Municipal Bond Ladder SMA strategies introduced in March reached $497 million.

Supporting schedules are either attached or located at: http://www.aboutschwab.com/media/xls/q3_2010_schedule.xls

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 300 offices and 7.9 million client brokerage accounts, 1.5 million corporate retirement plan participants, 665,000 banking accounts, and $1.47 trillion in client assets. Through its operating subsidiaries, the company provides a full range of securities brokerage, banking, money management and financial advisory services to individual investors and independent investment advisors. Named Highest in Investor Satisfaction by J.D. Power and Associates, its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through its Advisor Services division. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and mortgage services and products. More information is available at www.schwab.com.

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THE CHARLES SCHWAB CORPORATION

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net Revenues
Asset management and administration fees	$468	$451	$1,325	$1,439

Interest revenue	442	356	1,261	1,063
Interest expense	(58)	(62)	(169)	(161)

Net interest revenue	384	294	1,092	902

Trading revenue	182	241	624	772
Other	32	36	99	132
Net impairment losses on securities (1)	(3)	(11)	(19)	(38)

Total net revenues	1,063	1,011	3,121	3,207

Expenses Excluding Interest
Compensation and benefits	381	371	1,176	1,173
Professional services	85	70	249	194
Occupancy and equipment	66	67	202	245
Advertising and market development	34	34	139	141
Communications	49	48	154	155
Depreciation and amortization	35	38	108	121
Class action litigation reserve	—	—	196	—
Money market mutual fund charges	132	—	132	—
Other	82	63	215	168

Total expenses excluding interest	864	691	2,571	2,197

Income before taxes on income	199	320	550	1,010
Taxes on income	(75)	(120)	(215)	(387)

Net Income	$124	$200	$335	$623

Weighted-Average Common Shares Outstanding — Diluted	1,194	1,163	1,192	1,160

Earnings Per Share — Basic	$.10	$.17	$.28	$.54
Earnings Per Share — Diluted	$.10	$.17	$.28	$.54

(1)

Net impairment losses on securities include total other-than-temporary impairment losses of $0 million and $52 million, net of $(3) million and $41 million recognized in other comprehensive income, for the three months ended September 30, 2010 and 2009, respectively, and total other-than-temporary impairment losses of $41 million and $239 million, net of $22 million and $201 million recognized in other comprehensive income, for the nine months ended September 30, 2010 and 2009, respectively.

See Notes to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Financial and Operating Highlights

(Unaudited)

	Q3-10 % change		2010			2009
(In millions, except per share amounts and as noted)	vs. Q3-09	vs. Q2-10	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Net Revenues
Asset management and administration fees	4%	7%	$468	$437	$420	$436	$451
Net interest revenue	31%	1%	384	382	326	305	294
Trading revenue	(24%)	(22%)	182	233	209	224	241
Other	(11%)	(11%)	32	36	31	43	36
Net impairment losses on securities	(73%)	(63%)	(3)	(8)	(8)	(22)	(11)

Total net revenues	5%	(2%)	1,063	1,080	978	986	1,011

Expenses Excluding Interest
Compensation and benefits	3%	(3%)	381	393	402	371	371
Professional services	21%	1%	85	84	80	81	70
Occupancy and equipment	(1%)	(3%)	66	68	68	73	67
Advertising and market development	—	(21%)	34	43	62	50	34
Communications	2%	(8%)	49	53	52	51	48
Depreciation and amortization	(8%)	(3%)	35	36	37	38	38
Class action litigation reserve (1)	—	—	—	—	196	—	—
Money market mutual fund charges (2)	N/M	N/M	132	—	—	—	—
Other	30%	26%	82	65	68	56	63

Total expenses excluding interest	25%	16%	864	742	965	720	691

Income before taxes on income	(38%)	(41%)	199	338	13	266	320
Taxes on income	(38%)	(44%)	(75)	(133)	(7)	(102)	(120)

Net Income	(38%)	(40%)	$124	$205	$6	$164	$200

Basic earnings per share	(41%)	(41%)	$.10	$.17	$—	$.14	$.17
Diluted earnings per share	(41%)	(41%)	$.10	$.17	$—	$.14	$.17
Dividends declared per common share	—	—	$.06	$.06	$.06	$.06	$.06
Weighted-average common shares outstanding – diluted	3%	—	1,194	1,195	1,188	1,163	1,163

Performance Measures
Pre-tax profit margin			18.7%	31.3%	1.3%	27.0%	31.7%
Return on stockholders’ equity (annualized)			8%	14%	—	13%	17%

Financial Condition (at quarter end, in billions)
Cash and investments segregated	16%	6%	$20.1	$18.9	$19.5	$18.4	$17.4
Receivables from brokerage clients	24%	(1%)	$9.8	$9.9	$9.0	$8.6	$7.9
Loans to banking clients	19%	5%	$8.2	$7.8	$7.6	$7.3	$6.9
Total assets	28%	6%	$87.3	$82.3	$78.3	$75.4	$68.0
Deposits from banking clients	37%	6%	$48.8	$45.9	$42.1	$38.8	$35.5
Payables to brokerage clients	18%	5%	$27.7	$26.4	$26.4	$26.2	$23.4
Long-term debt (3)	33%	54%	$2.0	$1.3	$1.3	$1.5	$1.5
Stockholders’ equity	22%	2%	$6.0	$5.9	$5.7	$5.1	$4.9

Other
Full-time equivalent employees (at quarter end, in thousands)	2%	—	12.5	12.5	12.6	12.4	12.2
Annualized net revenues per average full-time equivalent employee (in thousands)	3%	(1%)	$340	$343	$310	$321	$331
Capital expenditures—cash purchases of equipment, office facilities, and property, net (in millions)	(23%)	8%	$27	$25	$24	$32	$35

Asset Management and Administration Fees
Asset management and administration fees before money market mutual fund fee waivers	6%	2%	$561	$550	$545	$546	$529
Money market mutual fund fee waivers	19%	(18%)	(93)	(113)	(125)	(110)	(78)

Asset management and administration fees	4%	7%	$468	$437	$420	$436	$451

Clients’ Daily Average Trades (in thousands)
Revenue trades (4)	(15%)	(23%)	233.2	302.9	275.7	266.3	273.7
Asset-based trades (5)	(18%)	(20%)	36.8	46.1	45.6	41.5	44.8
Other trades (6)	2%	(6%)	82.6	87.6	94.2	80.6	80.7

Total	(12%)	(19%)	352.6	436.6	415.5	388.4	399.2

Average Revenue Per Revenue Trade (4)	(12%)	1%	$12.32	$12.15	$12.60	$13.59	$13.93

(1)	In the first quarter of 2010, the Company recognized a class action litigation reserve of $196 million relating to the Schwab YieldPlus Fund®.

(2)	In the third quarter of 2010, the Company recognized a charge of $132 million relating to losses recognized by Schwab money market mutual funds.

(3)	In the third quarter of 2010, the Company issued $700 million of Senior Notes that mature in 2020.

(4)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.

(5)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.

(6)	Includes all commission free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

N/M Not meaningful.

See Notes to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Net Interest Revenue Information

(In millions)

(Unaudited)

	Three Months Ended September 30,						Nine Months Ended September 30,
	2010			2009			2010			2009
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$8,265	$6	0.29%	$9,366	$7	0.30%	$7,848	$16	0.27%	$7,795	$27	0.46%
Cash and investments segregated	19,286	16	0.33%	16,584	16	0.38%	19,046	41	0.29%	15,815	67	0.57%
Broker-related receivables (1)	287	—	0.12%	383	—	0.14%	297	—	0.04%	355	1	0.38%
Receivables from brokerage clients	9,151	111	4.81%	7,006	89	5.04%	8,720	322	4.94%	6,457	254	5.26%
Other securities owned (2)	—	—	—	158	—	0.87%	98	—	0.45%	53	—	0.88%
Securities available for sale (3)	25,148	124	1.96%	18,942	127	2.66%	23,841	376	2.11%	17,235	389	3.02%
Securities held to maturity	10,776	95	3.50%	2,874	28	3.87%	8,799	240	3.65%	1,443	43	3.98%
Loans to banking clients	8,052	69	3.40%	6,795	61	3.56%	7,802	204	3.50%	6,497	177	3.64%
Loans held for sale	69	1	4.72%	69	1	5.75%	69	3	4.84%	121	5	5.52%

Total interest-earning assets	81,034	422	2.07%	62,177	329	2.10%	76,520	1,202	2.10%	55,771	963	2.31%

Other interest revenue		20			27			59			100

Total interest-earning assets	$81,034	$442	2.16%	$62,177	$356	2.27%	$76,520	$1,261	2.20%	$55,771	$1,063	2.55%

Funding sources:
Deposits from banking clients	$46,942	$29	0.25%	$33,792	$32	0.38%	$43,434	$85	0.26%	$29,285	$73	0.33%
Payables to brokerage clients (4)	22,882	1	0.02%	18,474	—	0.01%	22,103	2	0.01%	17,393	2	0.02%
Long-term debt	1,827	25	5.43%	1,535	22	5.69%	1,527	64	5.60%	1,134	51	6.01%

Total interest-bearing liabilities	71,651	55	0.30%	53,801	54	0.40%	67,064	151	0.30%	47,812	126	0.35%

Non-interest-bearing funding sources	9,383			8,376			9,456			7,959
Other interest expense		—			1			—			2

Total funding sources	$81,034	$55	0.27%	$62,177	$55	0.35%	$76,520	$151	0.26%	$55,771	$128	0.31%

Net interest revenue before provision for credit losses		$387	1.89%		$301	1.92%		$1,110	1.94%		$935	2.24%

Provision for credit losses		3			7			18			33

Net interest revenue		$384	1.88%		$294	1.88%		$1,092	1.91%		$902	2.16%

(1)

Includes receivables from brokers, dealers, and clearing organizations. Interest revenue on broker-related receivables was less than $500,000 in the third quarters of 2010 and 2009 and first nine months of 2010.

(2)	Interest revenue on other securities owned was less than $500,000 in the third quarter of 2009 and first nine months of 2010 and 2009.

(3)	Amounts have been calculated based on amortized cost.

(4)	Interest expense on payables to brokerage clients was less than $500,000 in the third quarter of 2009.

See Notes to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

Notes to Consolidated Statements of Income, Financial and Operating Highlights,

and Net Interest Revenue Information

(Unaudited)

The Company

The consolidated statements of income, financial and operating highlights, and net interest revenue information include The Charles Schwab Corporation (CSC) and its majority-owned subsidiaries (collectively referred to as the Company), including Charles Schwab & Co., Inc. and Charles Schwab Bank. Certain prior year amounts have been reclassified to conform to the 2010 presentation. The consolidated statements of income, financial and operating highlights, and net interest revenue information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

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THE CHARLES SCHWAB CORPORATION

Reconciliation of Net Income Excluding Certain Charges to Reported Net Income

(In millions)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net Income Excluding Certain Charges	$218	$200	$555	$623
Class action litigation reserve (1)	—	—	196	—
Money market mutual fund charges (2)	132	—	132	—
Other expense (3)	21	—	30	—

Total charges	153	—	358	—
Tax effect	(59)	—	(138)	—
Total charges, net of tax	94	—	220	—

Reported Net Income	$124	$200	$335	$623

(1)	In the first quarter of 2010, the Company recognized a class action litigation reserve relating to the Schwab YieldPlus Fund®.

(2)	In the third quarter of 2010, the Company recognized a charge relating to losses recognized by the Schwab money market mutual funds.

(3)	In the third quarter and first quarter of 2010, the Company recognized charges of $21 million and $9 million, respectively, to terminate its affinity credit card program.

THE CHARLES SCHWAB CORPORATION

Growth in Client Assets and Accounts

(Unaudited)

	Q3-10 % change		2010			2009
(In billions, at quarter end, except as noted)	vs. Q3-09	vs. Q2-10	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Assets in client accounts
Schwab One®, other cash equivalents and deposits from banking clients	31%	8%	$77.9	$72.4	$68.0	$65.1	$59.3
Proprietary funds (Schwab Funds® and Laudus Funds®):
Money market funds	(15%)	(2%)	152.4	156.2	164.1	171.2	178.7
Equity and bond funds	7%	9%	42.7	39.2	43.5	41.6	40.0

Total proprietary funds	(11%)	—	195.1	195.4	207.6	212.8	218.7

Mutual Fund Marketplace® (1)
Mutual Fund OneSource® (2)	19%	9%	193.9	177.2	187.4	175.0	162.8
Mutual fund clearing services	(50%)	28%	37.5	29.3	86.0	81.8	74.4
Other third-party mutual funds (2)	19%	10%	275.0	249.9	258.7	243.8	230.4

Total Mutual Fund Marketplace	8%	11%	506.4	456.4	532.1	500.6	467.6

Total mutual fund assets	2%	8%	701.5	651.8	739.7	713.4	686.3

Equity and other securities (1)	15%	11%	526.4	474.2	522.2	485.0	456.3
Fixed income securities	3%	1%	174.7	172.2	169.5	167.0	169.0
Margin loans outstanding	26%	1%	(9.2)	(9.1)	(8.3)	(7.9)	(7.3)

Total client assets	8%	8%	$1,471.3	$1,361.5	$1,491.1	$1,422.6	$1,363.6

Client assets by business
Investor Services	14%	13%	$644.6	$568.7	$606.4	$583.2	$564.8
Advisor Services	8%	2%	609.9	596.7	624.0	590.4	564.2
Other Institutional Services	(8%)	11%	216.8	196.1	260.7	249.0	234.6

Total client assets by business	8%	8%	$1,471.3	$1,361.5	$1,491.1	$1,422.6	$1,363.6

Net growth in assets in client accounts (for the quarter ended)
Net new assets
Investor Services	—	77%	$2.3	$1.3	$4.4	$3.1	$2.3
Advisor Services	(28%)	(22%)	8.0	10.2	14.7	12.9	11.1
Other Institutional Services (3)	(34%)	N/M	4.3	(49.0)	4.2	8.8	6.5

Total net new assets	(27%)	N/M	14.6	(37.5)	23.3	24.8	19.9

Net market gains (losses)	(20%)	N/M	95.2	(92.1)	45.2	34.2	119.4

Net growth (decline)	(21%)	N/M	$109.8	$(129.6)	$68.5	$59.0	$139.3

New brokerage accounts (in thousands, for the quarter ended)	(7%)	(18%)	168	206	230	202	181
Clients (in thousands)
Active Brokerage Accounts	4%	—	7,919	7,883	7,805	7,701	7,620
Banking Accounts (4)	25%	5%	665	634	605	567	531
Corporate Retirement Plan Participants	—	—	1,473	1,467	1,469	1,465	1,471

(1)	Excludes all proprietary money market, equity, and bond funds.

(2)	Certain client assets at December 31 and September 30, 2009, have been reclassified from Mutual Fund OneSource® to other third-party mutual funds.

(3)	Includes net outflows of $51.5 billion in the second quarter of 2010 related to the planned deconversion of a mutual fund clearing services client.

(4)	The number of banking accounts excludes credit cards, which totaled 169,000 at month end September 2010. Prior period amounts have been recast to reflect this change.

N/M Not meaningful.

The Charles Schwab Corporation Monthly Market Activity Report For September 2010

	2009 Sep	Oct	Nov	Dec	2010 Jan	Feb	Mar	Apr	May	Jun	Jul	Aug		% change
													Sep	Mo.	Yr.
Change in Client Assets (in billions of dollars)
Net New Assets (1)	5.8	8.6	6.0	10.2	6.0	7.9	9.4	3.8	(24.8)	(16.5)	6.2	4.2	4.2	—	(28%)
Net Market Gains (Losses)	39.5	(22.4)	41.6	15.0	(27.9)	23.7	49.4	16.9	(74.5)	(34.5)	53.7	(31.5)	73.0

Total Client Assets (at month end, in billions of dollars)	1,363.6	1,349.8	1,397.4	1,422.6	1,400.7	1,432.3	1,491.1	1,511.8	1,412.5	1,361.5	1,421.4	1,394.1	1,471.3	6%	8%

New Brokerage Accounts (in thousands)	62	63	59	80	75	66	89	89	59	58	53	59	56	(5%)	(10%)

Clients (at month end, in thousands)
Active Brokerage Accounts	7,620	7,642	7,664	7,701	7,734	7,760	7,805	7,852	7,869	7,883	7,891	7,908	7,919	—	4%
Banking Accounts (2)	531	543	555	567	581	592	605	616	625	634	643	655	665	2%	25%
Corporate Retirement Plan Participants	1,471	1,452	1,461	1,465	1,467	1,467	1,469	1,467	1,462	1,467	1,468	1,467	1,473	—	—

Clients’ Daily Average Trades (3) (in thousands)	417.6	421.8	375.3	366.0	465.3	394.8	391.3	439.9	512.7	364.4	365.3	346.7	346.0	—	(17%)

Market Indices (at month end)
Dow Jones Industrial Average	9,712	9,713	10,345	10,428	10,067	10,325	10,857	11,009	10,137	9,774	10,466	10,015	10,788	8%	11%
Nasdaq Composite	2,122	2,045	2,145	2,269	2,147	2,238	2,398	2,461	2,257	2,109	2,255	2,114	2,369	12%	12%
Standard & Poor’s 500	1,057	1,036	1,096	1,115	1,074	1,104	1,169	1,187	1,089	1,031	1,102	1,049	1,141	9%	8%

Daily Average Market Share Volume (in millions)
NYSE	1,376	1,304	1,108	1,099	1,162	1,145	1,052	1,216	1,678	1,378	1,151	1,003	1,007	—	(27%)
Nasdaq	2,399	2,326	1,987	1,825	2,443	2,255	2,334	2,540	2,849	2,251	2,126	1,943	2,033	5%	(15%)

Total	3,775	3,630	3,095	2,924	3,605	3,400	3,386	3,756	4,527	3,629	3,277	2,946	3,040	3%	(19%)

Mutual Fund Net Buys (Sells) (4) (in millions of dollars)
Large Capitalization Stock	(352.9)	(283.7)	(465.8)	(345.0)	(14.0)	(344.7)	74.4	233.7	(515.0)	(322.5)	(254.5)	(773.9)	(467.6)
Small / Mid Capitalization Stock	266.6	(67.1)	(153.9)	(51.5)	238.3	132.8	416.3	465.3	(273.1)	(122.0)	(461.7)	(502.6)	(239.5)
International	294.6	447.1	446.4	225.9	621.2	352.5	565.3	552.5	(1,118.6)	107.2	63.9	40.1	423.0
Specialized	192.8	272.0	133.5	51.4	86.1	198.4	17.4	143.2	(74.8)	42.4	8.3	(24.4)	115.8
Hybrid	545.5	429.4	615.0	775.1	1,037.5	779.3	1,096.6	767.0	203.0	495.2	363.1	556.0	405.1
Taxable Bond	3,958.7	3,336.2	2,820.2	1,771.6	2,262.2	1,654.9	2,786.5	1,777.5	863.1	1,848.4	2,103.3	1,849.0	1,730.6
Tax-Free Bond	893.6	478.3	480.5	473.4	356.0	325.3	331.9	157.3	114.3	8.6	195.4	340.0	(39.8)
Money Market Funds	(4,938.0)	(3,397.1)	(1,863.5)	(2,204.7)	(1,907.1)	(756.7)	(4,481.4)	(5,372.7)	1,565.1	(4,139.0)	(1,007.5)	(1,028.2)	(1,889.2)

(1)	June 2010 and May 2010 include net outflows of $22.0 billion and $29.5 billion, respectively, from the planned deconversion of a mutual fund clearing services client.

(2)	The number of banking accounts excludes credit cards, which totaled 169,000 at month end September 2010. Prior period amounts have been recast to reflect this change.

(3)

Includes revenue trades from commissions or principal mark-ups, trades by clients in asset-based pricing relationships and all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

(4)	Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers.